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EXHIBIT 10.5

                        AGREEMENT FOR CONSULTING SERVICES


AGREEMENT made and entered into as of this 15 of January 2003 (the "Agreement"), by and between Carcorp USA, Inc., a Delaware Corporation, (the "Company") with principal offices at 1300 East Hillsboro Blvd., Suite 102, Deerfield Beach, FL 33441 and Michael Bazsuly, P.O. Box 771491, Coral Springs, Florida 33077, ("Consultant").

WHEREAS, the Company is in the business of automotive lease finance; and

WHEREAS, the Consultant is in the business of providing business advice, management and product marketing services in the areas of mergers, acquisitions, strategic alliances, financing roll-ups and corporate buy-outs, and the Company believes such experience is in its best interest to utilize, and

WHEREAS, the Company acknowledges that the Consultant has been performing such services since August 1st, 2002 for the Company, and

WHEREAS, the Company formally desires to engage Consultant to continue to provide such services in accordance with the terms and conditions hereinafter set forth;

Now, therefore, the Company and Consultant agree as follows:

1. ENGAGEMENT. The Company agrees to engage Consultant and Consultant agrees to provide business advice, management, and product development and marketing services to the Company

2. TERM. The term of this agreement shall commence on the date hereof and shall continue for a period of six months.

3. SERVICES. Consultant shall render advice and assistance to the Company on business related matters (the "Services") and in connection there with shall:

(a) attend meetings of the Company's Board of Directors or Executive Committee
(s) when so requested by the Company;

(b) attend meetings at the request of the Company and review, analyze and report on proposed business opportunities;

(c) consult with the Company concerning on-going strategic corporate planning and long-term corporate development policies, including any revision of the Company's business plan;

(d) consult with, advise and assist the Company in identifying, studying and evaluating acquisition, joint venture, strategic alliance, recapitalization and restructuring proposals, including the preparation of reports, outlines and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto;


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(e) assist the Company in obtaining technical and advisory assistance from other professionals where necessary or advisable, including, but not limited to attorneys and accountants;

(f) consult with, advise and assist the Company in the identification and selection of additional staff, employees and professional advisors and assist the Company in the evaluation, redeployment and/or retention of existing employees;

(g) provide the Company with advice related to aforementioned activities.

In connection with the Services to be rendered by Consultant, Consultant shall report to the Board of Directors and President of the Company and shall consult with those individuals on behalf of the Company in connection with its obligations set forth above. Consultant agrees to make himself available to evaluate all proposals that relate to any business undertaken by the Company, subject to the limitations of Section 5 and 7 hereof.

Anything to the contrary herein notwithstanding, it is agreed at the Consultant's Services will not include any services that constitute opinions or performance of work that is in the ordinary purview of a certified public accountant or attorney or any work that is the ordinary purview of a registered broker/dealer or in connection with or related to the offer or sale of securities of the Company in a capital raising transaction.

4. COMPENSATION.

(a) The Company shal1 cause to be issued to the Consultant, as a retainer for services rendered and for entering into this agreement 1,800,000 (one million eight hundred thousand) shares of its Common Stock which shall be issued pursuant to registration on Form S-8 under the Securities Act of 1933. Consultant shall be responsible for any tax implications associated with this agreement.

(b) All out-of-pocket expenses incurred by the Consultant in the performance of the Services to be incurred hereunder shall be borne by the Company and paid upon submission of appropriate documentation thereof, provided, however, prior authorization is required for amounts in excess of $ 250.

5. BEST EFFORTS BASIS. Subject to Section 7 and the last sentence of Section 5 hereof, Consultant agrees that he will at all times faithfully and to the best of his experience, ability and talents perform all the duties that may be required of it pursuant to the terms of this Agreement. The Company specifically acknowledges and agrees, however, that the services to be rendered by Consultant shal1 be conducted on a "best-efforts" basis and has not, cannot and does not guarantee that his efforts will have any impact on the Company's business or that any subsequent corporate improvement will result from his efforts.

6. COMPANY'S RIGHT TO APPROVE TRANSACTION. The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves the Company as a party to any agreement. Consultant and the Company mutually agree that Consultant is not authorized to enter any agreement on behalf of the Company.


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7. NON-EXCLUSIVE SERVICES. The Company understands that Consultant is currently providing certain advisory and business development services to other individuals and entities and agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individuals or entities and acknowledges that such Services may from time to time conflict with the timing of and the rendering of Consultant's services. In addition, Consultant understands and agrees that the Company shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant.

8. INFORMATION REGARDING COMPANY. Consultant represents and warrants that it has received copies of the Company's financial statements and other disclosure documents (collectively, the "Disclosure Documents"). Consultant represents that it has read the Disclosure Documents and has reviewed all such information with his legal, financial and investment advisors to are extent it deemed such review necessary or appropriate. Because of the Company's financial condition and other factors, the receipt of capital stock of the Company as compensation under this Agreement involves a high degree of risk, including the risks that such stock may substantially decrease in value or have no value. The Consultant acknowledges and accepts that risk. As a result, Consultant is cognizant of the financial condition and operations of the Company, has available full information concerning its affairs and has been able to evaluate the merits and risks of being compensated in common stock of the Company. Consultant represents and warrants to the Company that it has received from the Company and has otherwise had access to all information necessary to verify the accuracy of the information in the Disclosure Documents.

9. CONSULTANT NOT AN AGENT OR EMPLOYEE. Consultant's obligations under this Agreement consist solely of the services described herein. In no event shall Consultant be considered to be acting as an employee or agent of the Company or otherwise representing or binding the Company. For the purposes of the Agreement, Consultant is independent contractor. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of the Company or such affiliates and Consultant shall, under no circumstances, be liable for any expenses incurred or losses suffered by the Company as a consequence of such actions. Consultant agrees that all of his work product relating to the Services to be rendered pursuant to this agreement shall become the exclusive property of the Company. The parties acknowledge that the Services provided by the Consultant hereunder are not in connection with the offering or sale of securities of the Company in a capital raising transaction, or to directly or indirectly promote or a market for Company's securities.

10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Consultant, each such representation and warranty being deemed to be material, that:

(a) The Company will cooperate fully and timely with consultant to enable Consultant to perform his obligations under this Agreement;

(b) The Board of Directors of the Company in accordance with applicable law has duly authorized the execution and performance of this agreement by the Company;


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(c) The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation nor it will violate any provision of the organizational documents of the Company or any contractual obligation by which the Company may be bound;

(d) Because Consultant will rely upon information being supplied it by the Company, all such information shall be true, accurate, complete and not misleading, in all material respects;

(e) The Shares, when issued, will be duly and validly issued, fully paid, and nonassessable with no personal liability to the ownership thereof;

(f) The Company will act diligently and promptly in reviewing materials submitted to it by Consultant to enhance timely distribution of such materials and will inform Consultant of any inaccuracies contained therein prior to dissemination;

(g) The services to be provided by Consultant to the Company hereunder are not in connection with or related to the offer or sale of securities of the Company in a capital raising transaction.

11. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. By virtue of the execution hereof, and in order to induce the Company to enter into this Agreement, Consultant hereby represents and warrants to the Company as follows:

(a) He has full power and authority to enter into this Agreement, to enter into a consulting relationship with the Company and to otherwise perform this Agreement in the time and manner contemplated;

(b) He has the requisite skill and experience to perform the services and to carry out and fulfill his duties and obligations hereunder;

(c) The services to be provided by Consultant to the Company hereunder are not in connection with or related to the offer or sale of securities of the Company in a capital raising transaction, or to directly or indirectly promote or a market for Company's securities.

(d) Consultant is not an affiliate of or associated with any broker-dealers or associated with any finders which the doing or have done business with the Company.

12. LIABILITY OF CONSULTANT. In furnishing the Company with management advice and other services as herein provided, Consultant shall not be liable to the Company or its creditors for errors of judgment or for anything except malfeasance or gross negligence in the performance of his duties or reckless disregard of the obligations and duties under the terms of this Agreement. It is further understood and agreed that Consultant may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as set forth herein in the first paragraph of this Section 12, Consultant shall not be accountable for any loss suffered by the Company by reason of the Company's action or non-action on the basis of any advice, recommendation or approval of Consultant.


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The parties further acknowledge that Consultant undertakes no responsibility for the accuracy of any statements to be made by management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

13. CONFIDENTIALITY. Until such time as the same may become publicly known, Consultant agrees that any information provided it by the Company, of a confidential nature will not be revealed or disclosed to any person or entities, except in the performance of this Agreement, and upon completion of the term of this Agreement and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will, where it deems necessary, require confidentiality agreements from any associated persons where it reasonably believes they will come in contact with confidential material.

14. NOTICE. All notices, requests, demands and other communications provided for by this Agreement shall, where practical, be in writing and shall be deemed to have been given when mailed at any general or branch United States Post office enclosed in a certified post-paid envelope and addressed to the address of the respective party first above stated. Any notice of change of address shall only be effective however, when received.

15. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company, its successors, and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged and Consultant and his heirs and administrators.

Consultant agrees that it will not sell, assign, transfer, convey, pledge or encumber this Agreement or his right, title or interest herein, without the prior written consent of the Company, this Agreement being intended to secure the personal services of Consultant.

16. TERMINATION. Consultant agrees that the Company may terminate this Agreement at any time providing prior written notice of termination to Consultant. Any notice of termination shall only be effective however, when received.

The Company agrees that the Company may terminate this Agreement at any time providing prior written notice of termination to the Company. Any notice of termination shall only be effective however, when received.

17. APPLICABLE LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of said state. The Company;

(i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in Nevada State District Court, County of Clark, or in the United States District Court for the State of Nevada,

(ii) waives any objection which the Company may have now or hereafter to the venue of any such suit, action, or proceeding, and


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(iii) gives irrevocable consent to the jurisdiction of the Nevada State District
Court, County of Clark, and the United States District Court for the State of Nevada in any such suit, action or proceeding.

18. OTHER AGREEMENTS. This Agreement supersedes all prior understandings and agreements between the parties. This Agreement may not be amended orally, but only by writing signed by the parties hereto.

19. NON-WAIVER. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right shall constitutes a waiver of that or any other right.

20. HEADING. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shaI1 be deemed an original but all of which together shall constitute one and the same instrument.

In Witness Whereof, the parties hereto have executed this Agreement the day and year first above written.


MICHAEL J. DEMEO, PRESIDENT



By /s/ Michael J. DeMeo
   --------------------------------
   Michael J. DeMeo, President
   Carcorp USA, Inc.


STATE OF _____________       )
                             )        SS.
COUNTY OF ___________        )

         On this ______ day of ______ 2003, before me personally appeared Michael J. DeMeo, to me known, who, being by me duly sworn, and acknowledged said instrument to be the free act and deed of said corporation.



                                     ---------------------------------
                                     Notary Public

                                     My commission expires:




MICHAEL BAZSULY, AN INDIVIDUAL


By /s/ Michael Bazsuly
   -----------------------------
   Michael Bazsuly


STATE OF _____________        )
                              )        SS.
COUNTY OF ___________         )

         On this ______ day of ______ 2003, before me personally appeared Michael Bazsuly, to me known, who, being by me duly sworn, and acknowledged said instrument to be the free act and deed of said individual.



                                     ---------------------------------
                                     Notary Public

                                     My commission expires: